United States
                        SECURITIES AND EXCHANGE COMISSION
                              WASHINGTON, D.C.20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported) July 7, 2004.
                                                          -------------

                          HEALTH DISCOVERY CORPORATION
                          ----------------------------
             (Exact name of registrant as specified in its charter)



           TEXAS                        333-62216               74-3002154
          ------                        ---------               -----------
(State or other jurisdiction      (Commission File Number)     (IRS Employer
     of incorporation)                                       Identification No.)

                   1116 S. OLD TEMPLE ROAD LORENA, TEXAS 76655
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               (Address of principal executive offices) (Zip Code)


         Registrant's telephone number, including area code 512-583-4500
                                                            ------------

          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 25, 2004, Health Discovery Corporation filed a lawsuit seeking a declaratory judgment that an aggregate of 7,000,000 shares of our common stock issued to the companies 2001 officers and directors were not issued in compliance with Texas law and may be canceled by the Company. The Company is also seeking an injunction stopping sales of the suspect shares and an award of monetary damages, attorney's fees and costs of the action. While the damages claims are still pending in the District Court, the Company's request for an injunction freezing the shares is pending before the Texas Tenth Court of Appeals, with oral argument scheduled for July 21, 2004.

On July 7, 2004 W. Steven Walker Esq. former general council, officer and director has agreed to settle with Health Discovery Corporation and return all of his currently held 366,000 shares of Health Discovery Corporation stock and will no longer be a party to the suit. These shares are in addition to the 3,100,000 shares returned by two other directors leaving Bill G. Williams as the sole director who has not agreed to return his shares to the company. Mr. Williams is believed to control approximately 2.1 million shares of the Company, and he is presently subject to an injunction preventing him from selling any shares until the Court of Appeals issues a ruling.



                                   SIGNATURES

         In accordance with the requirement of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Direct Wireless Communications, Inc.
                                            Registrant

         Date: July 9, 2004                 /s/ David Cooper
                                            ---------------------------------
                                            Printed Name David Cooper
                                            Title President

         Date: July 9 2004                  /s/ Robert S. Braswell IV
                                            ----------------------------------
                                            Printed Name Robert S. Braswell IV
                                            Title Secretary